UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2005

Andrx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-31475	65-1013859
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4955 Orange Drive, Davie, Florida		33314
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-584-0300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2005, the Compensation Committee of the Board of Directors ("Board") determined that Elliot F. Hahn, Ph.D., Andrx Corporation ("Andrx") Chairman Emeritus and a current director, shall receive cash compensation for his service as a director commensurate with those amounts received by Andrx’s other non-management directors for his/her service as an Andrx director.

Dr. Hahn shall continue to receive the benefits he receives as outlined in Section 2(b) of the Employment Cessation Agreement dated November 15, 2004.

See, Exhibit 10.86 to the Andrx Corporation Form 8-K filed November 18, 2004, and incorporated by reference, for the Employment Cessation Agreement between Andrx and Dr. Hahn.

See, Exhibit 10.93 to the Andrx Corporation Annual Report on Form 10-K for the year ended December 31, 2004, and incorporated by reference, for a summary of the current cash compensation paid to non-management directors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.106 Summary Discussion of Dr. Hahn Cash Compensation as a Board Member*

*Management Compensation Plan or Arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andrx Corporation

December 16, 2005	By:	/s/ Robert I. Goldfarb

Name: Robert I. Goldfarb
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.106	Summary Discussion of Dr. Hahn Compensation